Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
The Ultimate Software Group, Inc.:

We consent to the incorporation by reference (i) in the registration statements (No. 333-107527 and No. 333-115894) on Forms S-3 of The Ultimate Software Group, Inc. (the Company) and (ii) the registration statements (No. 333-55985, No. 333-91332, No. 333-125076, No. 333-142972, and No. 333-161201) on Forms S-8 of the Company of our reports dated March 5, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Report on Form 10-K of the Company.

/s/ KPMG LLP
KPMG LLP
March 5, 2010
Miami, Florida
Certified Public Accountants

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